Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Investment Fund of our reports dated November 19, 2024, relating to the financial statements and financial highlights, which appear in the Annual Reports to Shareholders on Form N-CSR for the year ended September 30, 2024 of the funds listed in Appendix A (nineteen of the funds constituting Janus Investment Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

January 24, 2025

Appendix A

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Emerging Markets Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Forty Fund

Janus Henderson Global Equity Income Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Sustainable Equity Fund

Janus Henderson Global Technology and Innovation Fund

Janus Henderson Growth and Income Fund

Janus Henderson Overseas Fund

Janus Henderson Research Fund

Janus Henderson Triton Fund

Janus Henderson Venture Fund

Janus Henderson U.S. Dividend Income Fund

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